This schedule is included to illustrate how yield and total return will be calculated for the SEI Asset Allocation Trust. The Trust was not in operation as of January 31, 1996. The examples presented are an estimate of future operations. The Trust has a fiscal year end of March 31.
                        6
Yield = 2[((a-b)/(c+d)) - 1]

                            Diversified Conservative    Diversified Conservative
                                   Income Fund                 Income Fund
                                     Class A                     Class D
a - Total Income                          223,400.00                  223,400.00
b - Expenses                               60,000.00                  101,200.00
c - Shares                             4,781,905,000               4,781,905,000
d - NAV                                        10.50                       10.50
Yield                                          3.55%                       2.95%

                            Diversified Conservative    Diversified Conservative
                                    P.E. Fund                   P.E. Fund
                                     Class A                     Class D
a - Total Income                          204,900.00                  204,900.00
b - Expenses                               60,000.00                  101,200.00
c - Shares                             4,629,630,000               4,629,630,000
d - NAV                                        10.80                       10.80
Yield                                          3.50%                       2.50%

                            Diversified Moderate        Diversified Moderate
                                Growth Fund                 Growth Fund
                                  Class A                     Class D
a - Total Income                          163,500.00                  163,500.00
b - Expenses                               60,000.00                  101,200.00
c - Shares                              4,608,294.00                4,608,294.00
d - NAV                                        10.85                       10.85
Yield                                          2.50%                       1.50%

                               Diversified Growth          Diversified Growth
                                     Fund                        Fund
                                    Class A                    Class D
a - Total Income                         153,500.00                   153,500.00
b - Expenses                              60,000.00                   101,200.00
c - Shares                             4,587,155.00                 4,587,155.00
d - NAV                                       10.90                        10.90
Yield                                         2.25%                        1.26%

                            Diversified U.S. Stock       Diversified U.S. Stock
                                    Fund                         Fund
                                   Class A                      Class D
a - Total Income                        143,000.00                    143,000.00
b - Expenses                             60,000.00                    101,200.00
c - Shares                            4,716,981.00                  4,716,981.00
d - NAV                                      10.60                         10.60
Yield                                        2.00%                         1.01%

Total Return P(1 + T)n = ERV

                           Diversified Conservative   Diversified Conservative
                                 Income Fund                Income Fund
                                   Class A                    Class D
    P                                      1,000.00                   1,000.00
    n                                             1                          1
   ERV                                     1,053.95                   1,043.95
    T                                         5.40%                      4.40%


                 Diversified Conservative  Diversified Conservative
                                    Fund                       Fund
                                  Class A                    Class D

    P                                      1,000.00                   1,000.00
    n                                             1                          1
   ERV                                     1,115.00                   1,105.00
    T                                        11.50%                     10.50%

                             Diversified Moderate      Diversified Moderate
                                  Growth Fund               Growth Fund
                                    Class A                   Class D
    P                                      1,000.00                  1,000.00
    n                                             1                         1
   ERV                                     1,110.00                  1,100.00
    T                                        11.00%                    10.00%

                              Diversified Growth        Diversified Growth
                                     Fund                      Fund
                                    Class A                  Class D
    P                                     1,000.00                   1,000.00
    n                                            1                          1
   ERV                                    1,112.50                   1,102.50
    T                                       11.25%                     10.25%

                               Diversified U.S. Stock   Diversified U.S. Stock
                                       Fund                     Fund
                                      Class A                  Class D
    P                                      1,000.00                  1,000.00
    n                                             1                         1
   ERV                                     1,080.00                  1,070.00
    T                                         8.00%                     7.00%